EXHIBIT 99.1
Treaty Energy Appoints Stephen L. York to President, Chief Operating Officer and Director

HOUSTON, TX--May 12, 2011 -- Treaty Energy Corporation (OTCQB: TECO), a growth-oriented energy company in the oil and gas industry, today announced its Board of Directors has elected Stephen L. York to be its President, Chief Operating Officer (COO) and to serve a Directorship on its Board of Directors.  Mr. York will be replacing John H. Barksdale as President following Mr. Barksdale’s resignation effective May 1, 2011.

Mr. York will hereby become the fifth member of Treaty’s Board of Directors, which will bring the board to three outside directors and two inside directors.

Andrew V. Reid, CEO and Chairman of Treaty Energy Corporation, stated, “I am particularly excited to have Steve York assume the responsibilities of President and Chief Operating Officer (COO) of Treaty Energy.  Steve’s breadth of experience in the oil industry and his take-charge business style give me a high level of confidence that he will make a very fine President and COO of our company.”

Mr. Reid added, “With John Barksdale stepping down as President of the Treaty Energy as of May 1, 2011 to pursue other interests, we are fortunate to have an oil industry professional with Steve York’s credentials ready and willing to take our Company forward.  We thank John for his service to Treaty Energy over the last year.”

Mr. Reid added further, “Mr. Barksdale will continue to work with Treaty as operator of the Company’s Tennessee properties through his company, Rome Oil.  Additionally, Treaty plans to further examine these Tennessee properties to establish their true potential and production value.”

Mr. York’s extensive oil field credentials and experience are noted in his bio below.

Bio – Stephen L. York:

Mr. York is experienced in the procuring of existing oil and gas well leases; specializing in securing mismanaged or short sale properties.  Steve is a multi-degreed business professional; having earned degrees in Chemistry and Physics from The University of Texas – Pan American with emphasis on oil field applications and challenges.  Additionally, Steve has his business degree from Austin College.

Mr. York has over thirty years of experience in many facets of the petroleum industry and interfaces easily with field and corporate executive personnel.  Steve’s experience includes drilling, string design, oil field operations, oil production and recovery, secondary and tertiary recovery, well fracturing, well completion, acquisitions, drilling and operation budgets / forecasts, and management.

Steve has worked or consulted with many major oil and gas entities, specifically petroleum production (Chevron, Occidental Petroleum, etc.) and service companies (Dresser Industries, Halliburton, Western, etc.).  Additionally, Steve has drilled, serviced, and managed over 3000 oil and gas wells during the course of his career, and assisted in the integration of hundreds of millions of dollars in oil and gas properties for his clients and employers.  Steve has extensive training in secondary and tertiary oil filed recovery.  Also, he has training in steam downhole reclamation of heavy crude.  Mr. York’s specialty is problem solving in field applications.

About Treaty Energy Corporation
Treaty is engaged in the acquisition, development and production of oil and natural gas.  Treaty acquires and develops oil and gas leases which have “proven but undeveloped reserves” at the time of acquisition.  These properties are not strategic to large exploration-oriented oil and gas companies.  This strategy allows Treaty to develop and produce oil and natural gas with tremendously decreased risk, cost and time involved in traditional exploration.  For more information go to: www.treatyenergy.com

Forward-Looking Statements:
Statements herein express management's beliefs and expectations regarding future performance and are forward-looking and involve risks and uncertainties, including, but not limited to, raising working capital and securing other financing; responding to competition and rapidly changing technology; and other risks.  These risks are detailed in the Company’s filings with the Securities and Exchange Commission, including Forms 10-KSB, 10-QSB and 8-K.  Actual results may differ materially from such forward-looking statements.

Contact:
Osprey Partners
Tel: 732-292-0982
Fax: 732-528-9065
osprey57@optonline.net